SECURITY AGREEMENT


     This SECURITY AGREEMENT is made and entered into on 28th day of February , 1996 by PCI SERVICES, INC., a Delaware corporation, PACKAGING COORDINATORS, INC., a Pennsylvania corporation, PCI OF VIRGINIA, INC., a Delaware corporation, PCI/DELVCO, INC., a Delaware corporation, PCI/TRI-LINE (USA), INC., a Delaware corporation, PCI HOLDINGS, INC., a Delaware corporation, and P.C. REALTY, INC., a Delaware corporation (collectively, the "Borrowers," and individually, a "Borrower") in favor of MERIDIAN BANK, a Pennsylvania banking corporation, as agent (together with any successor(s) thereto in such capacity, the "Agent") for itself and on behalf of each of the Banks (as defined below).


                                   BACKGROUND

     A. The Borrowers, the Banks (as defined in the Loan Agreement and used herein with the same meaning) and the Agent have executed a Loan and Agency Agreement of even date herewith (the "Loan Agreement").

     B. The Banks are willing to grant the extensions of credit contemplated by the Loan Agreement only on the condition that the Borrowers execute and deliver this Security Agreement to the Agent for the benefit of the Banks.

     C. Capitalized terms which are used herein without definition shall have the meanings ascribed to them in the Loan Agreement. Other terms used herein without definition that are defined in the Uniform Commercial Code, as enacted in Pennsylvania and in effect on the date hereof (the "Uniform Commercial Code") shall have the meanings ascribed to them therein, unless the context requires otherwise.

     NOW, THEREFORE, intending to be legally bound, the Borrower and the Agent hereby agree as follows:

     Section 1. Creation of Security Interest. Each Borrower hereby pledges and assigns to the Agent, for the benefit of the Banks, and grants to the Agent for the benefit of the Banks, a first priority lien and security interest in and to the property hereinafter described, whether now owned or hereafter acquired or arising and wherever located ("Collateral"):

     All tangible and intangible personal property of the Borrower, including but not limited to:

     (a) all accounts, accounts receivable, rights under contracts, chattel paper, instruments, and all obligations due

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the Borrower for goods sold or to be sold, consigned or leased or to be leased, or services rendered or to be rendered ("Accounts");

     (b) all inventory, whether raw materials, work-in- process, finished goods, parts or supplies or otherwise; all goods, merchandise and other property held for sale or lease or to be furnished under any contract of service; all documents of title covering any goods which are or are to become inventory and any such goods which are leased or consigned to others and all returned, reclaimed or repossessed goods sold, consigned, leased or otherwise furnished by the Borrower to others ("Inventory");

     (c) all leases and rental agreements for personal property between the Borrower as lessor (whether by origination or derivation) and any and all persons or parties as lessee(s), and all rentals, purchase option amounts, and other sums due thereunder; and all inventory, equipment, goods and property subject to such leases and rental agreements and all accessions, parts and tools attached thereto or used therewith and all of the Borrower's residual or reversionary rights therein;

     (d) all machinery, equipment, furniture, fixtures, tools, and all accessories, parts and equipment now or hereafter attached thereto or used in connection therewith, whether or not the same shall be deemed affixed to real property, and all other tangible personal property ("Equipment");

     (e) all general intangibles, which term shall have the meaning given to it in the Uniform Commercial Code and shall additionally include but not be limited to all tax refunds, patents, trademarks, service marks, tradenames, copyrights and other intellectual property and proprietary rights;

     (f) all the property listed on any Schedule of Collateral attached to this Security Agreement and any other such schedule hereafter made a schedule to this Agreement;

     (g) all additions, replacements, attachments, accretions, accessions, components and substitutions to or for any Inventory or Equipment;

     (h) all property of the Borrower, including without limitation, monies, securities, instruments, chattel paper and documents, which at any time the Agent or any Bank shall have or have the right to have in its possession, or which is in transit to it (pursuant to the terms of a letter of credit or otherwise) and, independent of and in addition to the rights of setoff of the Agent or any Bank (which the Borrower acknowledges), the balance of any account or any amount which may be owing from time to time by the Agent or any Bank to the Borrower;


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     (i) all books and records evidencing or relating to the foregoing, including, without limitation, billing records of every kind and description, customer lists, data storage and processing media, software and related material, including computer programs, computer tapes, cards, disks and printouts, and including any of the foregoing which are in the possession of any affiliate or any computer service bureau; and

     (j) all proceeds, which term shall have the meaning given to it in the Uniform Commercial Code and shall additionally include but not be limited to, whatever is received upon the use, lease, sale, exchange, collection or other utilization or any disposition of any of the collateral described in subparagraphs (a) through (i) above, whether cash or noncash, and including without limitation, rental or lease payments, accounts, chattel paper, instruments, documents, contract rights, general intangibles, equipment, inventory and insurance proceeds; and all such proceeds of the foregoing ("Proceeds").

     Section 2. Secured Obligations. The security interest created herein is given as security for the prompt payment, performance, satisfaction and discharge of the following obligations ("Obligations"):

     (a) To pay the principal, interest, commitment fees and any other liabilities of the Borrowers to the Agent and the Banks under the Loan Agreement and the other Loan Documents in accordance with the terms thereof;

     (b) To satisfy all of the other liabilities of the Borrowers to the Agent and the Banks, whether hereunder or otherwise, whether now existing or hereafter incurred, whether or not evidenced by any Note or other instrument, matured or unmatured, direct, absolute or contingent, joint or several, including any extensions, modifications, renewals thereof and substitutions therefor;

     (c) To repay the Agent and the Banks all amounts advanced by the Agent and the Banks hereunder or otherwise on behalf of the Borrowers, including, but without limitation, advances for principal or interest payments to prior secured parties, mortgagors or lienors, or for taxes, levies, insurance, rent, wages, repairs to or maintenance or storage of any Collateral; and

     (d) To reimburse the Agent and the Banks, on demand, for all of the Agent's and the Banks' reasonable expenses and costs, including the reasonable fees and expenses of its counsel, in connection with the negotiation, preparation, administration, amendment, modification, or enforcement of the Loan Agreement and the other Loan Documents.


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     Section 3. Representations and Warranties. Each Borrower, as of the date hereof and at the time of each advance or extension of credit under the Loan Agreement, represents and warrants as follows:

     3.01 Good Title to Collateral. Each Borrower has good and marketable title to the Collateral free and clear of all liens and encumbrances other than the security interests granted hereunder and the Permitted Encumbrances, as defined in the Loan Agreement.

     3.02 Location of Books and Records. The locations of the offices where each Borrower maintains its books and records concerning the Collateral are as set forth in Exhibit A or at the location(s) hereafter disclosed to the Agent pursuant to Section 5.10 hereof.

     3.03 Chief Executive Office. The chief executive offices of each Borrower are at the address set forth in Exhibit A or at the location(s) hereafter disclosed to the Agent pursuant to Section 5.10 hereof

     3.04 Location of Inventory and Equipment. All Inventory and Equipment of each Borrower is located at one or more of the addresses set forth in Exhibit A or at the location(s) hereafter disclosed to the Agent pursuant to Section 5.10 hereof.

     3.05 Other Representations. Each representation, warranty or other statement by any Borrower in any of the Loan Documents is true and correct in all material respects and states all material facts necessary to make it not misleading.

     Section 4 Collection, Disposition and Use of Collateral.

     4.01 Accounts. The Agent on behalf of the Banks hereby authorizes the Borrowers to collect all Accounts from the account debtors. The Proceeds of Accounts so collected by the Borrowers shall be received and held by the Borrowers in trust for the Agent for the benefit of the Banks but may be applied by the Borrowers in their discretion towards payment of the Obligations or other corporate purposes. Upon the occurrence of a Default as set forth in Section 7 hereof, the authority hereby given to the Borrowers to collect the Proceeds of Accounts may be terminated by the Agent at any time and Agent shall have the right at any time thereafter, acting if it so chooses in any Borrower's name, to collect Accounts itself, to sell, assign, compromise, discharge or extend the time for payment of any Account, and to do all acts and things necessary or incidental thereto and the Borrowers hereby ratify all such acts. Upon the occurrence of a Default as set forth in Section 7 hereof, at the Agent's request, the Borrowers will notify account debtors and

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any guarantor thereof that the Accounts payable by such account debtors have been assigned to the Agent for the benefit of the Banks and shall indicate on all billings to account debtors that payments thereon are to be made to the Agent.

     4.02 Inventory. So long as there has been no Default hereunder, each Borrower shall be permitted to process and sell its Inventory, but only to the extent that such processing and sale are conducted in the ordinary course of the Borrower's business.

     4.03 Equipment. So long as there has been no Default hereunder, each Borrower shall be permitted to use its Equipment in the ordinary course of its business. No sale, lease or other disposition of any item of Equipment valued at more than $100,000 shall be permitted, except in accordance with such terms and conditions as the Agent shall have expressly approved in writing and except for the sale or other disposition of obsolete Equipment which is no longer used or useful in the Borrower's business.

     Section 5. Covenants and Agreements of the Borrowers.

     5.01 Maintenance and Inspection of Books and Records. Each Borrower shall maintain complete and accurate books and records and shall make all necessary entries therein to reflect the costs, values and locations of its Inventory and Equipment and the transactions and documents giving rise to its Accounts and all payments, credits and adjustments thereto. Each Borrower shall keep the Agent fully informed as to the location of all such books and records and shall permit the Agent and its authorized agents to have full, complete and unrestricted access thereto at any reasonable time upon prior notice and to inspect, audit and make copies of all books and records, data storage and processing media, software, printouts, journals, orders, receipts, invoices, correspondence and other documents and written or printed matter related to any of the Collateral. The Agent's rights hereunder shall be enforceable at law or in equity, and each Borrower consents to the entry of judicial orders or injunctions enforcing specific performance of such obligations hereunder.

     5.02 Confirmation of Accounts. Each Borrower agrees that the Agent shall reasonably at all times have the right to confirm orders and to verify any or all of the Borrower's Accounts in the Agent's name, or in any fictitious name used by the Agent's for verifications, or through any public accountants.

     5.03 Delivery of Accounts Documentation. At such intervals as the Agent shall require, each Borrower shall deliver to the Agent copies of purchase orders, invoices, contracts,

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shipping and delivery receipts and any other document or instrument which evidences or gives rise to an Account.

     5.04 Physical Inspection of Inventory and Equipment. Each Borrower shall permit the Agent and their authorized agents to inspect any or all of the Borrower's Inventory and Equipment at all reasonable times upon prior notice, provided no prior notice shall be required upon an Event of Default.

     5.05 Notice of the Agent's Interests. If requested by the Agent, the Borrowers shall give notice of the security interests in the Collateral of the Agent for the benefit of the Banks to any third person with whom any Borrower has any actual or prospective contractual relationship or other business dealings.

     5.06 Delivery of Certain Accounts and Documents to the Agent. Immediately upon receipt of any instrument, chattel paper, document of title (including bills of lading and warehouse receipts), the Borrowers shall deliver such Collateral to the Agent and shall execute any form of assignment requested by the Agent with respect thereto.

     5.07 Accounts Agings. Each Borrower shall furnish the Agent and the Banks with agings of its Accounts in such form and detail and at such intervals as the Agent may from time to time reasonably require.

     5.08 Government Accounts. The Borrowers shall immediately provide written notice to the Agent of any and all Accounts which arise out of contracts with the United States or any department, agency or instrumentality thereof, and shall execute and deliver to the Agent for the benefit of the Banks an assignment of claims for such Accounts and cooperate with the Agent in taking any other steps required, in the Agent's judgment, to perfect or continue the perfected status of the security interest of the Agent for the benefit of the Banks in such Accounts and proceeds thereof under the Federal Assignment of Claims Act.

     5.09 Insurance of Collateral. Each Borrower shall keep its collateral insured in accordance with Section 6.5 of the Loan Agreement. The Agent and the Banks shall have the right (but shall be under no obligation) to pay any of the premiums on such insurance. Any premiums paid by the Agent and the Banks shall, if the Secured Party so elects, be considered an advance at the highest rate of interest provided in the Loan Agreement, and all such accrued interest shall be payable on demand. Any credit insurance covering Accounts shall name the Agent as loss payee. Each Borrower expressly authorizes its insurance carriers to pay proceeds of all insurance policies covering any or all of

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the Collateral directly to the Agent for the benefit of the Banks.

     5.10 New Locations of Collateral and Books and Records. Each Borrower shall immediately notify the Agent of any change in the location of its chief executive office, of any new or additional address where its books and records concerning the Collateral are located and of any new locations of Inventory or Equipment not specified in Sections 3.02, 3.03 or 3.04 of this Security Agreement, and if any such location is on leased or mortgaged premises, promptly furnish the Agent with landlord's or mortgagee's waivers in form and substance satisfactory to the Agent.

     5.11 Perfection of the Secured Party's Interests. Each Borrower agrees to cooperate and join, at its expense, with the Agent in taking such steps as are necessary, in the Agent's judgment, to perfect or continue the perfected status of the security interests granted hereunder, including, without limitation, the execution and delivery of any financing statements, amendments thereto and continuation statements, the delivery of chattel paper, documents or instruments to the Agent, the obtaining of landlords' and mortgagees' waivers required by the Agent, the notation of encumbrances in favor of the Agent for the benefit of the Banks on certificates of title, and the execution and filing of any collateral assignments and any other instruments requested by the Agent to perfect its security interest in any and all of any Borrower's patents, trademarks, service marks, tradenames, copyrights and other general intangibles. The Agent is expressly authorized to file financing statements without the signature of such Borrower.

     5.12 Maintenance of Inventory and Equipment. Each Borrower shall care for and preserve the Inventory and Equipment in good condition and repair, and will pay the cost of all replacement parts, repairs to and maintenance of the Equipment in accordance with past practices. Each Borrower will keep complete and accurate maintenance records with respect to its Equipment.

     5.13 Notification of Adverse Change in Collateral. Each Borrower agrees immediately to notify the Agent if any event occurs or is discovered which would cause any material diminution in the value of any significant item or type of Collateral.

     5.14 Reimbursement and Indemnification. Each Borrower agrees to reimburse the Agent and the Banks on demand for reasonable out-of-pocket expenses incurred in connection with the Agent's or any Bank's exercise of its rights under this Security Agreement. Each Borrower agrees to indemnify the Agent and the Banks and hold them harmless against any reasonable costs, expenses, losses, damages and liabilities (including reasonable attorney's fees) incurred in connection with this

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Security Agreement, other than as a direct result of the Agent's or any Bank's gross negligence or willful misconduct.

     Section 6. Power of Attorney. Each Borrower hereby appoints the Agent as its lawful attorney-in-fact to do, at the Agent's option, and at the Borrower's expense and liability, all acts and things which the Agent may deem necessary or desirable to effectuate its rights under this Security Agreement, including without limitation, (a) file financing statements and otherwise perfect any security interest granted hereby, (b) correspond and negotiate directly with insurance carriers, (c) upon the occurrence of a Default hereunder, receive, open and dispose of in any reasonable manner all mail addressed to the Borrower and notify Postal Service authorities to change the address for mail addressed to the Borrower to an address designated by the Agent's, (d) upon the occurrence of a Default hereunder, communicate with account debtors and other third parties for the purpose of protecting or preserving the Collateral, and (e) upon the occurrence of a Default hereunder, in any Borrower's, the Agent's or any Bank's name, to demand, collect, receive, and receipt for, compound, compromise, settle and give acquittance for, and prosecute and discontinue or dismiss, with or without prejudice, any suit or proceeding respecting any of the Collateral.

     Section 7. Default. The occurrence of any one or more of the following shall be a default ("Default") hereunder:

     7.01 Default Under Loan Agreement. The occurrence of an Event of Default under the Loan Agreement or any of the Loan Documents.

     7.02 Failure to Observe Covenants. The failure of any Borrower to keep, observe or perform any provisions of this Security Agreement which failure is not cured and remedied within fifteen (15) days after notice thereof is given to the Borrowers.

     7.03 Representations, Warranties. If any representation or warranty made herein or certificate furnished by any Borrower pursuant to this Security Agreement shall at any time when made, be proven to be materially false or incorrect.

     Section 8. Secured Party's Rights Upon Default. Upon the occurrence of a Default hereunder, or at any time thereafter, at the request of the Bank, the Agent may immediately and without notice do any or all of the following, which rights and remedies are cumulative, may be exercised from time to time, and are in addition to any rights and remedies available to the Agent under the Loan Agreement or any other Loan Document:

     8.01 Uniform Commercial Code Rights. Exercise any

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and all of the rights and remedies of a secured party under the Uniform
Commercial Code, including the right to require any or all of the Borrowers to assemble the Collateral and make it available to the Agent at a place reasonably convenient to the parties.

     8.02 Operation of Collateral. Operate, utilize, recondition and/or refurbish (at the Agent's sole option and discretion and in any manner) any of the Collateral which is Equipment, for the purpose of enhancing or preserving the value thereof or the value of any other Collateral.

     8.03 Notification of Account Debtors. Notify the account debtors for any of the Accounts that such Accounts have been assigned to the Agent for the benefit of the Banks and that payments are to be made directly to the Agent, or to such post office box as the Agent may direct. No Borrower shall compromise, discharge, extend the time for payment or otherwise grant any indulgence or allowance with respect to any Account without the prior written consent of the Agent.

     8.04 Sale of Collateral. Upon five (5) calendar days' prior written notice to the Borrowers, which each Borrower hereby acknowledges to be sufficient, commercially reasonable and proper, sell, lease or otherwise dispose of any or all of the Collateral at any time and from time to time at public or private sale, with or without advertisement thereof and apply the proceeds of any such sale first to the expenses in preparing the Collateral for sale (including reasonable attorneys' fees) and second to the payment of the Obligations. Each Borrower waives the benefit of any marshalling doctrine with respect to the Agent's exercise of its rights hereunder. Each Borrower grants a royalty-free license to the Agent for the benefit of the Banks for all patents, service marks, trademarks, tradenames, copyrights, computer programs and other intellectual property and proprietary rights sufficient to permit the Agent to exercise all rights granted to the Agent under this Section.

     Section 9. Notices. Any written notices required or permitted by this Security Agreement shall be effective if delivered in accordance with Section
11.2 of the Loan Agreement.

     Section 10. Miscellaneous.

     10.01 No Waiver. No delay or omission by the Agent or the Banks in exercising any right or remedy hereunder shall operate as a waiver thereof or of any other right or remedy, and no single or partial exercise thereof shall preclude any further exercise thereof or the exercise of any other right or remedy.

     10.02 Preservation of Rights. Neither the Agent nor the Banks shall have any obligation or responsibility to take any

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steps to enforce or preserve rights against any parties to any Account and such obligation and responsibility shall be those of the Borrowers exclusively.

     10.03 Successors. The provisions of this Security Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties, provided that the obligations of the Borrowers hereunder may not be assigned without the written consent of the Agent.

     10.04 Amendments. No modification, rescission, waiver, release or amendment of any provisions of this Security Agreement shall be effective unless set forth in a written agreement signed by each Borrower and an authorized officer of the Agent.

     10.05 Governing Law. This Security Agreement shall be construed under the internal laws of the Commonwealth of Pennsylvania without reference to conflict of laws principles.

     10.06 Severability. If any provision of this Security Agreement shall be held invalid or unenforceable under applicable law in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of such provision in any other jurisdiction or the validity or enforceability of any other provision of this Security Agreement that can be given effect without such invalid or unenforceable provision.

     10.07 Judicial Proceedings. Each party to this Agreement agrees that any suit, action or proceeding, whether claim or counterclaim, brought or instituted by any party hereto or any successor or assign of any party, on or with respect to this Agreement or the dealings of the parties with respect hereto, shall be tried only by a court and not by a jury. EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION OR PROCEEDING. Further, each party waives any right it may have to claim or recover, in any such suit, action or proceeding, any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. EACH BORROWER ACKNOWLEDGES AND AGREES THAT THIS PARAGRAPH IS A SPECIFIC AND MATERIAL ASPECT OF THIS AGREEMENT AND THAT THE AGENT AND THE BANKS WOULD NOT EXTEND CREDIT TO THE BORROWERS IF THE WAIVERS SET FORTH IN THIS PARAGRAPH WERE NOT A PART OF THIS AGREEMENT.



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     IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be executed and delivered by their authorized officers the day and year first above written.


                          PCI SERVICES, INC.

                          By: Charles H. Korman
                              -------------------------------
                              Title: Assistant Vice President



                          PACKAGING COORDINATORS, INC.

                          By: Charles H. Korman
                              -------------------------------
                              Title: Vice President


                          PCI OF VIRGINIA, INC.

                          By: Charles H. Korman
                              -------------------------------
                              Title: Assistant Vice President


                          PCI/DELVCO, INC.

                          By: Charles H. Korman
                              -------------------------------
                              Title: Assistant Vice President


                          PCI/TRI-LINE (USA), INC.

                          By: Charles H. Korman
                              -------------------------------
                              Title: Assistant Vice President



                          PCI HOLDINGS, INC.

                          By: Charles H. Korman
                              -------------------------------
                              Title: Assistant Vice President



                          P.C. REALTY, INC.

                          By: Charles H. Korman
                              -------------------------------
                              Title: Assistant Vice President


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                                    EXHIBIT A


Locations of Books and Records:
- ------------------------------

Packaging Coordinators, Inc.
K Street and Erie Avenue
Philadelphia, PA  19124

PCI/DELVCO, Inc.
1009 Polinsky Road
Ivyland, PA  18974

PCI/Tri-Line (USA), Inc.
K Street and Erie Avenue
Philadelphia, PA  19124

PCI Services, Inc.
K Street and Erie Avenue
Philadelphia, PA  19124

P.C. Realty, Inc.
5300 Klockner Drive
Richmond, VA  23231-0900

PCI of Virginia, Inc.
5300 Klockner Drive
Richmond, VA  23231-0900

PCI Holdings, Inc.
K Street and Erie Avenue
Philadelphia, PA  19124

Books and records for each of the above corporations are also located at:

3001 Red Lion Avenue
Philadelphia, PA  19114



Location of Chief Executive Offices:
- -----------------------------------

3001 Red Lion Avenue
Philadelphia, PA  19114


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Locations of Inventory and Equipment:

Packaging Coordinators, Inc.
1665 John Tipton Boulevard
Pennsauken, NJ  08110

Packaging Coordinators, Inc.
3001 Red Lion Road
Philadelphia, PA  19114

Packaging Coordinators, Inc.
K Street and Erie Avenue
Philadelphia, PA  19124

PCI/DELVCO, Inc.
1009 Polinsky Road
Ivyland, PA  18974

PCI/Tri-Line (USA), Inc.
1256 Church Road
Morristown, NJ  08057

PCI of Virginia, Inc.
5300 Klockner Drive
Richmond, VA  23231-0900

                                   Page 2 of 2